UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 20, 2023

AMBASE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-07265	95-2962743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7857 WEST SAMPLE ROAD, SUITE 134
CORAL SPRINGS, FLORIDA  33065
 (Address of principal executive offices, including zip code)

(201) 265-0169
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On January 20, 2023, AmBase Corporation (the “Company”), upon the approval and recommendation of the Company’s Personnel Committee of the Board of Directors (the “Board”), entered into a Third Amendment (the “Amendment”) to the Employment Agreement between the Company and Richard A. Bianco originally dated as of March 30, 2006.  The Amendment extends the employment period of Mr. Bianco as the Company’s President and Chief Executive Officer for an additional five (5) years to May 31, 2028, from the current expiration date of May 31, 2023.  A copy of the Amendment is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

The Board has appointed Mr. Scott M. Salant (“Mr. Salant”) as a member of the Board effective as of January 20, 2023.  Mr. Salant was also appointed as a member of the Board’s Accounting and Audit Committee and as a member of the Board’s Personnel Committee.

Mr. Salant is a partner at the firm, DelBello Donnellan Weingarten Wise & Wiederkehr LLP, based in White Plains, New York.  Mr. Salant is a graduate of the University of Chicago and the Boston University School of Law and has practiced in the area of commercial litigation for several decades. Mr. Salant has an understanding of the Company’s history including knowledge of its current and prior legal proceedings.

Mr. Salant’s current background and legal expertise in many areas of law provides the Board with a valuable perspective and insight into the legal process and the New York State Courts which is important to the Company’s current legal proceedings. Mr. Salant’s expertise and experience make him a valuable addition to the Company’s Board of Directors.

Mr. Salant, is to be paid a director’s fee to be commensurate with the Company’s policy for Compensation of Directors.  Currently, each director of the Company is paid an annual fee of $12,000.  In addition, each Chairperson and/or Co-Chairperson of a Board committee is paid an additional fee of $1,000 per year and after four (4) Board and/or committee meetings, each director is to be paid a $500 per meeting attendance fee.  Pursuant to the Company’s By-Laws, directors may be compensated for additional services for the Board of Directors or for any committee at the request of the Chairman of the Board or the Chairman of any committee.

Mr. Salant is not a party to any related person transactions subject to disclosure under Item 404 of Regulation S-K.

Item 8.01	Other Events

On December 15, 2022, the NY Court issued a decision and order granting in part and denying in part the motions to dismiss (“December 15, 2022 Order”). Specifically, the NY Court declined to dismiss Plaintiffs’ claims against Spruce and ACREFI Mortgage Lending, LLC, Apollo Credit Opportunity Fund III AIV I LP, and AGRE Debt 1 – 111 W 57, LLC (“Apollo Lenders”) for breach of the Pledge Agreement in connection with the strict foreclosure. The NY Court dismissed Plaintiffs’ claims for tortious interference with contract against the Spruce Defendants, AIG Defendants, and Apollo Defendants, and Plaintiffs’ claim for unjust enrichment against the Atlantic Defendants. On January 3, 2023, the Apollo Lenders filed a notice of appeal to the Appellate Division seeking appeal of the December 15, 2022 Order. On January 13, 2023, the Apollo Lenders filed their answer and affirmative defenses to the Company’s Second Amended Complaint together with crossclaims against 111 W57th Mezz Investor LLC, Spruce Capital Partners LLC, Joshua Crane, Robert Schwartz, Michael Stern, Kevin Maloney, 111 West 57th Sponsor LLC, 111 West 57th Control LLC, and 111 West 57th Manager LLC (the “Crossclaim Defendants”). The crossclaims are for (1) contribution against all Crossclaim Defendants; (2) indemnification against 111 W57th Mezz Investor LLC, Spruce Capital, Crane, and Schwartz; and (3) a declaratory judgment that 111 W57th Mezz Investor LLC, through Spruce Capital, Crane, and Schwartz, has indemnified the Apollo Lenders against any and all loss that the Apollo Lenders have incurred or may incur in defending against this case.

On January 18, 2023, the Company filed notices of appeal appealing the December 15, 2022 Order with regard to all defendants in the 111 West 57th Spruce Action, and a notice of appeal appealing the May 9, 2022 Order with regard to all defendants in the 111 West 57th Action.

Because the Court has resolved the motions to dismiss, Plaintiffs expect that discovery will recommence soon.

Additionally, as reported in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2022, based on the Company’s current level of operating expenses its existing cash and cash equivalents may not be sufficient to cover its short-term operating cash needs, including litigation expenses relating to legal claims the Company is continuing to pursue.

In order to provide the necessary cash resources to continue operations and continue the litigation related to the 111 West 57th Street Property, the Company is currently considering and evaluating various strategic funding and/or financing alternatives in order to raise approximately $7 million in funding. Such funding that may be provided by a variety of sources, including but not limited to third parties, existing shareholders of the Company and/or Company management, and may take in the form of litigation funding agreements, equity securities, securities pursuant to Rule 506(c) of Regulation D under the Securities Act of 1933, as amended, debt securities, loans, or any combination thereof. Any sale of securities by the Company may not be offered or sold absent registration under the Securities Act of 1933, as amended (the “Act’), or an applicable exemption from such registration, which may include exemptions pursuant to Rule 506(b) or 506(c) of Regulation D under the Act.

The terms and conditions of any such funding and/or financing agreements are expected to take several months to negotiate and finalize. Depending on the timing of any such agreements, the Company’s Chairman, President and Chief Executive Office, Mr. Richard A. Bianco (“R.A. Bianco”) has indicated that, if and when needed, he would provide a working capital line of credit to the Company on an as needed basis, subject to customary and market terms and conditions to be agreed upon at such time. However, there can be no assurance that the Company will be able to secure any such funding and/or financing arrangements on acceptable terms or at all.

For additional information concerning the Company’s legal proceedings relating to the 111 West 57th Property, see the description of legal proceedings in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as supplemented by the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2022, (collectively, the “Prior Periodic Reports”).

The information in this Current Report on Form 8-K should be read in conjunction with the Prior Periodic Reports. A more complete discussion of the Company's financial condition and results of operations are also set forth in the Prior Periodic Reports, including without limitation the disclosures under the headings “Risk Factors” and “Cautionary Statement for Forward-Looking Information.”

With respect to its disputes and litigation relating to its interest in the 111 West 57th Property, the Company is pursuing, and will continue to pursue, other options to realize the Company’s investment value, various legal courses of action to protect its legal rights, recovery of its asset value from various sources of recovery, as well as considering other possible economic strategies, including the possible sale of the Company’s interest in and/or rights with respect to the 111 West 57th Property; however, there can be no assurance that the Company will prevail with respect to any of its claims.

Item 9.01	Financial Statements and Exhibits

(d)  Exhibits

Exhibit Number	Exhibit Title

10.1	Amendment to Employment Agreement between Richard A. Bianco and the Company extending term of employment to May 31, 2028.

104.1	The Cover Page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBASE CORPORATION

By	/s/ John Ferrara
John Ferrara
Vice President and Chief Financial Officer and Controller
AmBase Corporation
Date: January 20, 2023